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                                                                   Exhibit 10.22


                 PLAN AND AGREEMENT OF MERGER AND REORGANIZATION

         This Plan and Agreement of Merger (this "AGREEMENT"), dated as of March, 12, 2004 is entered into by and among Cardiotech International, Inc., a Massachusetts corporation ("Cardiotech"), Dermaphylyx International Inc., a Delaware corporation ("DERMAPHYLYX DELAWARE") and Dermaphylyx International Inc., a Massachusetts corporation ("DERMAPHYLYX Massachusetts") a wholly-owned subsidiary of Cardiotech , each with an office at 229 Andover Street, Wilmington, Massachusetts 01887.

                                    RECITALS:

         WHEREAS, the Board of Directors of each of the parties to this Agreement have determined it is in the best interests of the parties to this Agreement and their shareholders to effect a business combination pursuant to which Dermaphylyx Delaware will merge with and into Dermaphylyx Massachusetts on the terms and subject to the conditions set forth herein (the "MERGER");

         WHEREAS, the Board of Directors of each of Cardiotech, Dermaphylyx Delaware and Dermaphylyx Massachusetts and the shareholders of Dermaphylyx Delaware and Dermaphylyx Massachusetts have approved this Agreement and the Merger pursuant to the terms and conditions herein set forth as of the date hereof;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify to the extent possible as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "CODE");

         NOW, THEREFORE, in consideration of the above premises and the mutual promises set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                                   THE MERGER

Section 1. THE MERGER. At the Effective Time (as hereinafter defined) and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL") and the Massachusetts General Laws, Chapter 156B (the "MGL"), Dermaphylyx Delaware shall be merged with and into Dermaphylyx Massachusetts. Following the Merger, Dermaphylyx Massachusetts shall continue as the surviving corporation (the "SURVIVING CORPORATION"), and the separate corporate existence of Dermaphylyx Delaware shall cease.

Section 2. EFFECTIVE TIME. The parties hereto will file with the Secretary of State of the State of Delaware and the Secretary of Commonwealth of the Commonwealth of Massachusetts or other governmental agencies as required under applicable law certificates of merger in such form as required by, and executed in accordance with, the relevant provisions of the corporation law of each such state. The effective time of the later of the filing of the certificate of merger with the Secretary of State of the State of Delaware or the Secretary of the Commonwealth of Massachusetts, as required under applicable law, is the "Effective Time."

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Section 3. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL and the MGL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Dermaphylyx Delaware and Dermaphylyx Massachusetts shall vest in the Surviving Corporation, and all debts, liabilities and duties of Dermaphylyx Delaware and Dermaphylyx Massachusetts shall become the debts, liabilities and duties of the Surviving Corporation.

Section 4. CERTIFICATE OF INCORPORATION AND BYLAWS. The certificate of incorporation and by-laws of Dermaphylyx Massachusetts, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and by-laws of the Surviving Corporation until amended in accordance with applicable law.

Section 5. DIRECTORS AND OFFICERS. As of the Effective Time, the directors and officers of the Surviving Corporation shall be comprised of the individuals listed in SCHEDULE 5 hereto who shall hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

Section 6. CONVERSION OF DERMAPHYLYX MASSACHUSETTS AND DERMAPHYLYX DELAWARE SECURITIES

         (a) At the Effective Time, each outstanding share of the Common Stock, par value $0.01 per share, of Dermaphylyx Delaware shall, by virtue of the Merger and without any action on the part of Cardiotech, Dermaphylyx Delaware or Dermaphylyx Massachusetts, be canceled and extinguished and converted into the right to recover (i) newly issued fully paid and non-assessable shares of Common Stock, par value $ .01 per share, of Cardiotech (the "Cardiotech COMMON STOCK") at an exchange ratio (the "EXCHANGE RATIO") of 3.827 shares of Cardiotech Common Stock for each share of Dermaphylyx Delaware Common Stock so that an aggregate of 3,827 shares of Cardiotech Common Stock shall be issued to the Shareholders of Dermaphylyx Delaware (the "Conversion Consideration").

         (b) At the Effective Time, all options, warrants, convertible notes and other rights, entitling the holders thereof to purchase or otherwise acquire any shares of Dermaphylyx Delaware capital stock shall be canceled, retired and cease to exist at and as of the Effective Time.

         (c) The holders of the Shares of Dermaphylyx Massachusetts prior to the Effective Time shall remain the holders of shares of Dermaphylyx Massachusetts after the Effective Time with no change in ownership.

Section 7. TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. Each party hereto shall use its commercially reasonable efforts to cause the Merger to be so qualified, shall report the transactions contemplated by this Agreement in a manner consistent with such reorganization treatment and will not take any position inconsistent therewith in any tax return, refund claim, litigation or otherwise unless required to do so by law.


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Section 8. NO FURTHER OWNERSHIP RIGHTS IN DERMAPHYLYX DELAWARE COMMON STOCK. The
Conversion Consideration issued or paid upon conversion of Dermaphylyx Delaware Common Stock in accordance with the terms of Section 6 above shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to Dermaphylyx Delaware Common Stock. At the Effective Time, subject to and after giving effect to the provisions of Section 6(b) above, each share of Dermaphylyx Delaware Common Stock owned prior to the Effective Time shall be canceled and extinguished.

Section 9. STOCK CERTIFICATES. At or after the Effective Time, any certificates representing Dermaphylyx Delaware Common Stock presented to the Surviving Corporation or Cardiotech for any reason shall be converted into Cardiotech Common Stock with respect to Dermaphylyx Massachusetts Common Stock formerly represented thereby at the Exchange Ratio and the other applicable Conversion Consideration.

Section 10. SHAREHOLDERS' ApprOVAL. This Agreement and the Merger provided for herein have been submitted for approval to, and approved by, the sole shareholder of Dermaphylyx Massachusetts in the manner prescribed by the provisions of the MGL. This Agreement and the Merger provided for herein have been submitted for approval to, and approved by, the shareholders of Dermaphylyx Delaware in the manner prescribed by the provisions of the DGCL.

Section 11. COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the Merger and the other transactions contemplated by this Agreement. Neither Cardiotech, Dermaphylyx Delaware nor Dermaphylyx Massachusetts will take, agree to take or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of the business of the companies, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement.

Section 12. TERMINATION. This Agreement may be terminated and the Merger and the other transactions contemplated herein may be abandoned at any time prior to the Effective Time by mutual consents of Dermaphylyx Massachusetts, Cardiotech and Dermaphylyx Delaware.

Section 13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Massachusetts, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

Section 14. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.


                            [signature page follows]



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         IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed on their behalf by their respective officers thereunto duly authorized all as of the date first above written.

                                          CARDIOTECH INTERNATIONAL INC.


                                          By:
                                              -----------------------------
                                              Name:  Michael Szycher
                                              Title: President



                                          DERMAPHYLYX INTERNATIONAL INC., A
                                          DELAWARE CORPORATION


                                          By:
                                              -----------------------------
                                              Name:  Michael Szycher
                                              Title: Chairman



                                          DERMAPHYLYX INTERNATIONAL INC., A
                                          MASSACHUSETTS CORPORATION


                                          By:
                                              -----------------------------
                                              Name:  Michael Szycher
                                              Title: President



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                                   SCHEDULE 5

The following persons shall be directors of the Surviving Corporation as of the Effective Time:




The following persons shall hold the offices of the Surviving Corporation set forth opposite their respective names as of the Effective Time:


                  NAME                              OFFICE
                  ----                              ------

                  MICHAEL SZYCHER                   President
                  --------------------------

                  THOMAS LOVETT                     Clerk
                  --------------------------

                  THOMAS LOVETT                     Treasurer
                  --------------------------



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